Exhibit 99.1
                                                                    ------------



NEWS RELEASE
------------
FOR IMMEDIATE RELEASE
---------------------

CONTACTS:
Moosa E. Moosa             Jane Miller
Chief Financial Officer    Corporate Relations Manager
(603) 595-7000             (603) 594-8585 ext. 3346


                      PRESSTEK REPORTS STRONG 2003 RESULTS
                   -NEW TECHNOLOGY BUSINESS YIELDS 40% GROWTH-

HUDSON, NH--FEBRUARY 26, 2004--Presstek, Inc. (Nasdaq:PRST), a leading provider of direct digital imaging technology, today announced financial results for the fourth quarter and fiscal year ended January 3, 2004.

FULL YEAR 2003 RESULTS
Revenue for the fiscal year ended January 3, 2004 was $87.2 million, compared to $83.5 million in fiscal year 2002. Presstek reported net income for the year of $8.1 million, or $0.24 per basic and diluted share, compared to a net loss of $8.3 million, or $0.24 per basic and diluted share for the same period in the previous year. Net income for fiscal 2003 included $1.4 million, or $0.04 per basic and diluted share, from the favorable adjustment resulting from the settlement of a lawsuit that had been pending against Delta V, a business Presstek discontinued in 1999. The net loss for 2002 included special charges and inventory write-downs due to discontinued programs. Excluding those special charges and inventory write-downs, the company would have recorded net income of $1.4 million, or $0.04 per basic and diluted share in 2002.

"2003 was a groundbreaking year for Presstek," said Presstek President and Chief Executive Officer Edward J. Marino. "In 2003, we had to overcome a $10.8 million reduction in revenue from Quickmaster DI platform sales. We did that and more. So while overall revenue grew by only 5% in 2003, this does not tell the whole story. In fact, Presstek's New Technology Business, which consists essentially of all business other than the Quickmaster DI platform, grew by more than 40% in 2003. Clearly, the seeds that we planted almost two years ago are bearing fruit."

Marino continued, "In 2003, we demonstrated the ability to grow our New Technology Business - a business that represents a significant part of our growth opportunity for the future - at a rapid rate. This signals to us that the transformation we began almost two years ago is well underway. We believe this very positive event provides Presstek better balance, greater independence and more control. While this transformation is far from complete, we believe we are well positioned for future growth."

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

Equipment revenue for fiscal year 2003 was $29.1 million, up from $24.2 million a year ago. Consumable revenue for fiscal year 2003 was $51.8 million, compared to $53.2 million in fiscal 2002. The increase in equipment revenue results primarily from sales of Ryobi DI platform presses, and record sales of Presstek's Dimension CTP series of platesetters. The decrease in consumable sales is primarily the result of Heidelberg's ongoing inventory realignment from Presstek's branded consumable to the new OEM plate manufactured by Presstek for Heidelberg. The decrease in consumable sales to Heidelberg was substantially offset by record sales of Presstek's Anthem plate and Ryobi DI press consumables.

Results for fiscal year 2003 include a net loss of $5.6 million at the company's Lasertel subsidiary, which includes inter-company interest of $1.6 million. This is a 43% improvement over its net loss of $9.8 million in fiscal year 2002, which included inter-company interest of $1.4 million. Lasertel recorded $1.7 million in revenue from sales to external commercial customers in fiscal year 2003. Lasertel's revenue from sales to external commercial customers in fiscal year 2002 was not material.

Chief Financial Officer Moosa E. Moosa said, "Presstek's balance sheet continues to improve. We generated $16.5 million in cash from operations in 2003, excluding payments for special charges and program terminations, and closed the year with cash and cash equivalents of $28.2 million, compared to $17.6 million at the same time last year. Total debt at the end of the year was down $2.2 million from the end of 2002. We believe this solid footing positions us well for the next stage of growth."

FOURTH QUARTER RESULTS
Revenue for the fourth quarter ended January 3, 2004 was $22.5 million, compared to $19.8 million in the third quarter of fiscal 2003, and $22.4 million in the fourth quarter a year ago. The company reported income from continuing operations for the fourth quarter of 2003 of $2.0 million, or $0.06 per basic and diluted share. This compares to fourth quarter 2002 income from continuing operations of $2.4 million, or $0.07 per basic and diluted share in the fourth quarter of 2002 (or income from continuing operations of $1.4 million, and $0.04 per basic and diluted share excluding a $1.0 million reversal of a special reserve). Presstek had income from continuing operations of $2.4 million or $0.07 per diluted share in the third quarter of fiscal 2003 (or income from continuing operations of $1.0 million or $0.03 per diluted share excluding a favorable adjustment resulting from the settlement of a lawsuit).

Equipment revenue for the fourth quarter was $8.3 million, up 32% from $6.3 million in the previous quarter, and up 15% from $7.2 million in the fourth quarter a year ago. Consumable revenue for the fourth quarter of 2003 was $12.4 million, up slightly from $12.2 million in the third quarter of 2003, and down from $13.5 million in the fourth quarter of 2002.

Results for the fourth quarter of 2003 include a net loss of $1.2 million at the company's Lasertel subsidiary, which includes inter-company interest of $414,000. This is an improvement of 43% over its net loss of $2.1 million in the fourth quarter of 2002, which included inter-company interest of $342,000. Lasertel recorded a record $722,000 in revenue from sales to external commercial customers in the fourth quarter of 2003, up 76% from $410,000 in the third quarter of 2003. Lasertel's revenue from sales to external commercial customers in the fourth quarter of 2002 was not material.

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

Moosa said, "We are delighted with the performance at Lasertel. They have gained significant revenue traction and made strong productivity gains. In addition, at the current level of negative operating income before inter-company interest, Lasertel is generating positive operating cash. We expect these positive trends to continue."

Gross margins for the fourth quarter of 2003 were 41%, compared to 39% in the prior quarter. Despite the shift to a less favorable product mix, gross margins were favorably impacted by the reduction in warranty charges in the Dimension product line.

Operating expenses (being the sum of research & development and sales, general & administrative) were $7.4 million in the fourth quarter of 2003, compared to $7.1 million in the same period last year, and $6.6 million in the previous quarter. The year-over-year increase is primarily the result of the addition of resources to Presstek's sales & marketing and customer support efforts, as well as the 14-week quarter versus the usual 13-week quarter. These increases were somewhat offset by reduced expenses in the areas of general & administrative and research & product development.

During the quarter, the company generated $1.7 million in cash from operations, or $3.2 million excluding a $1.5 million scheduled special charge disbursement. Cash and cash equivalents at the end of the quarter were $28.2 million, up from $26.7 million at the end of the third quarter of 2003.

Moosa concluded, "There were a significant number of milestones achieved in the fourth quarter of 2003. We shipped a record 50 Dimension CTP systems and a combined 30 units of Ryobi DI platform imaging kits and presses. We achieved record sales of both our Anthem and Ryobi DI consumables. In addition, our Lasertel subsidiary crossed the $700,000 mark for external customer sales. These factors, together with other important changes that took place in 2003, make us very optimistic about Presstek's future."

LOOKING AHEAD
"We are looking forward to showcasing our new look, new products and new technology at drupa 2004 in May," said Marino. "We believe the new products and technologies to be introduced at drupa, as well as our other leading innovations on exhibit at the show, deliver the digital solutions for faster turnaround, high quality, flexibility and low cost of operation that is necessary for success in today's print market. We believe the market will see at drupa 2004 that Presstek truly delivers "A Smarter Way to Print".

"We are very excited about the introduction of our new corporate identity and logo today," said Marino. "To us, the new logo symbolizes a Presstek that is fundamentally different from what it was in the past. It embodies a new Presstek
- one that is ready, financially and strategically, for tomorrow's opportunities."

CONFERENCE CALL
Presstek's fourth quarter and year-end conference call is scheduled to take place at 11:00 a.m. (Eastern) on Thursday, February 26, 2004. In the call the company intends to discuss fourth quarter and year-end 2003 earnings results and company positioning.

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

To participate in the call, dial (800) 901-5241, access code 37420596. To listen to a live web cast of the call, click on http://phx.corporate-ir.net/ phoenix.zhtml?c=72101&p=IROL-eventDetails&EventId=843588, or visit the Events Calendar in the Investor Relations section of Presstek's website, www.presstek.com, fifteen minutes prior to start time. The webcast will be archived and available for replay until midnight on March 4, 2004. You may also listen to a telephone replay of the call from 1:00 p.m. on February 26, 2004 to 12:00 a.m. on March 4, 2004, by dialing (888) 286-8010, access code 68408647.

Presstek, Inc. is a leading developer of digital laser imaging and chemistry-free plate technologies for the printing and graphic arts industries. Marketed to world-leading press manufacturers and directly to end users, Presstek's patented DI(R), CTP and plate products eliminate photographic darkrooms, film and toxic processing chemicals, reduce the printing turnaround time and lower the production costs. The company's Lasertel subsidiary supplies it with the valuable resources necessary for its next generation laser imaging devices. For more information on Presstek, visit www.presstek.com, call 603-595-7000 or email: marketing@presstek.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected effects and benefits of the Company's enhanced marketing and sales efforts, the Company's expectations regarding the sale of products in general, the ability of the Company to achieve its stated objectives, the strength of the Company's relationships with its partners (both on manufacturing and distribution), the Company's expectations regarding the improvement in the company's fundamentals, including the tightening of its financial controls, expectations for the Company's Lasertel subsidiary including its ability to improve revenues from its commercial laser diode products and develop external commercial customers for its products, and expectations regarding future growth and profitability. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the Company's dependency on its strategic partners (both on manufacturing and distribution), the introduction of competitive products into the marketplace, shortages of critical or sole-source component supplies, the availability and quality of Lasertel's laser diodes, manufacturing constraints or difficulties (as well as manufacturing difficulties experienced by our sub-manufacturing partners and their capacity constraints), the impact of general market factors in the print industry generally and the economy as a whole, market acceptance of and demand for the Company's products and resulting revenues and other risks detailed in the Company's Annual Report on Form 10-K and the Company's other reports on file with the Securities and Exchange Commission. The words "looking forward," "looking ahead", "believe(s)," "should," "plan," "may," "expect(s)," "project(s), "anticipate(s)," "likely," "potential," "opportunity," and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Presstek undertakes no obligation to update any forward-looking statements contained in this news release.

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                                 PRESSTEK, INC.
                            STATEMENTS OF OPERATIONS
                           FOR THE THREE MONTHS ENDED
                      (in thousands, except per share data)

                                                             January 3,         December 28,
                                                                2004                2002
                                                            ------------        ------------
REVENUES:
  Product sales                                             $     21,945        $     21,270
  Royalties and fees from licensees                                  568               1,107
                                                            ------------        ------------
         Total revenues                                           22,513              22,377
                                                            ------------        ------------

COSTS AND EXPENSES:
  Cost of products sold                                           13,204              12,675
  Research and product development                                 1,570               1,984
  Selling, general and administrative                              5,799               5,081
                                                            ------------        ------------
         Total costs and expenses                                 20,573              19,740
                                                            ------------        ------------
INCOME FROM OPERATIONS                                             1,940               2,637
                                                            ------------        ------------

INTEREST, NET                                                        105                (200)
                                                            ------------        ------------

INCOME BEFORE INCOME TAXES                                         2,045               2,437
PROVISION FOR INCOME TAXES                                          --                  --
                                                            ------------        ------------
NET INCOME                                                  $      2,045        $      2,437
                                                            ------------        ------------

EARNINGS PER SHARE - BASIC                                  $       0.06        $       0.07
                                                            ============        ============

EARNINGS PER SHARE - DILUTED                                $       0.06        $       0.07
                                                            ============        ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC                34,193              34,125
                                                            ============        ============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED              34,653              34,150
                                                            ============        ============

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                                 PRESSTEK, INC.
                            STATEMENTS OF OPERATIONS
                           FOR THE FISCAL YEARS ENDED
                     (in thousands, except per share data)

                                                             January 3,          December 28,
                                                                2004                 2002
                                                            ------------         ------------
 REVENUES:
  Product sales                                             $     84,543         $     78,988
  Royalties and fees from licensees                                2,689                4,465
                                                            ------------         ------------
         Total revenues                                           87,232               83,453
                                                            ------------         ------------

COSTS AND EXPENSES:
  Cost of products sold                                           51,151               54,639
  Research and product development                                 7,061                9,303
  Selling, general and administrative                             21,635               20,979
  Special charges                                                    550                5,961
                                                            ------------         ------------
         Total costs and expenses                                 80,397               90,882
                                                            ------------         ------------
INCOME (LOSS) FROM CONTINUING OPERATIONS                           6,835               (7,429)
                                                            ------------         ------------

INTEREST, NET                                                       (167)                (851)
                                                            ------------         ------------

INCOME (LOSS) FROM CONTINUING OPERATIONS
 BEFORE INCOME TAXES                                               6,668               (8,280)
PROVISION FOR INCOME TAXES                                          --                   --
                                                            ------------         ------------
INCOME (LOSS) FROM CONTINUING OPERATIONS                           6,668               (8,280)
                                                            ------------         ------------

INCOME FROM DISCONTINUED OPERATIONS                                1,429                 --
                                                            ------------         ------------
NET INCOME (LOSS)                                           $      8,097         $     (8,280)
                                                            ============         ============

EARNINGS (LOSS) PER SHARE - BASIC:
  From continuing operations                                $       0.20         $      (0.24)
  From discontinued operations                              $       0.04         $       0.00
                                                            ------------         ------------
EARNINGS (LOSS) PER SHARE - BASIC                           $       0.24         $      (0.24)
                                                            ============         ============

EARNINGS (LOSS) PER SHARE - DILUTED:
  From continuing operations                                $       0.20         $      (0.24)
  From discontinued operations                              $       0.04         $       0.00
                                                            ------------         ------------
EARNINGS (LOSS) PER SHARE - DILUTED                         $       0.24         $      (0.24)
                                                            ============         ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC                34,167               34,124
                                                            ============         ============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED              34,400               34,124
                                                            ============         ============


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                                 PRESSTEK, INC.
                                 BALANCE SHEETS
                                 (in thousands)

                                                   January 3,          December 28,
                                                      2004                 2002
                                                  ------------         ------------
ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                     $     28,196         $     17,563
    Accounts receivable, net                            14,922               15,108
    Inventories                                         12,354               11,715
    Other current assets                                 1,064                  554
                                                  ------------         ------------
                  Total current assets                  56,536               44,940
                                                  ------------         ------------

PROPERTY, PLANT AND EQUIPMENT, NET                      45,732               52,291
                                                  ------------         ------------

OTHER ASSETS                                             4,260                4,565
                                                  ------------         ------------

TOTAL ASSETS                                      $    106,528         $    101,796
                                                  ============         ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Current portion of long term debt             $      2,143         $      3,045
    Accounts payable                                     4,750                3,331
    Accrued expenses                                     7,131                9,992
                                                  ------------         ------------
       Total current liabilities                        14,024               16,368
                                                  ------------         ------------

LONG-TERM DEBT, NET OF CURRENT PORTION                  12,321               13,662
                                                  ------------         ------------

STOCKHOLDERS' EQUITY:
    Common stock                                           342                  341
    Additional paid-in capital                          97,769               97,403
    Comprehensive loss                                     (47)                --
    Accumulated deficit                                (17,881)             (25,978)
                                                  ------------         ------------
         Total stockholders' equity                     80,183               71,766
                                                  ------------         ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $    106,528         $    101,796
                                                  ============         ============


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